EXHIBIT 99

News
Release Date: April 28 2011	Contact:	Peter J. Rogers, Jr.
Executive Vice President, Investor Relations
443-285-8059 progers@micros.com

MICROS REPORTS FISCAL 2011 THIRD QUARTER RESULTS;
RECORD THIRD QUARTER REVENUE, NET INCOME AND EPS

Columbia, Maryland... MICROS Systems, Inc.  (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2011 third quarter ended March 31, 2011.

FINANCIAL HIGHLIGHTS

•	Revenue for the quarter was $253.2 million, an increase of $24.1 million, or 10.5% over the same period last year.

•	Revenue for the nine-month period was $733.7 million, an increase of $67.6 million, or 10.2% over the same period last year.

•
GAAP net income for the quarter was $38.6 million, an increase of $8.4 million, or 27.8% over the same period last year. GAAP diluted earnings per share (EPS) was $0.47, an increase of $0.10, or 27.0% over the same period last year.

•
GAAP net income for the nine-month period was $102.5 million, an increase of $22.1 million, or 27.4% over the same period last year. GAAP diluted EPS was $1.24, an increase of $0.25, or 25.3% over the year ago same period.

•	Non-GAAP financial results, excluding the effect of charges for stock options, an impairment charge for auction rate securities and a charge for a lawsuit are as follows:

-	Non-GAAP net income for the quarter was $40.3 million, an increase of $8.6 million, or 27.0% over the same period last year.

-	Non-GAAP net income for the nine-month period was $110.6 million, an increase of $23.2 million, or 26.5% over the year ago same period.

-	Non-GAAP diluted EPS for the quarter was $0.49, an increase of $0.10, or 25.6% over the year ago same period.

-	Non-GAAP diluted EPS for the nine-month period was $1.34, an increase of $0.26, or 24.1% over the year ago same period.

MICROS’s revenue, net income and EPS results were Company records for a third fiscal quarter.

Tom Giannopoulos, MICROS’s Chairman and CEO, stated: “We are very pleased with our record financial results for the quarter and year-to-date.  We look forward to a strong fourth quarter and a successful conclusion to our fiscal year 2011.”

MICROS’s financial guidance for fiscal year 2011 for revenue remains between $1 billion and $1.005 billion while the net income guidance (Non-GAAP) is increased to between $151.0 million and $152.0 million, up from the previous guidance of $145.0 million to $147.0 million.

MICROS’s stock is listed on NASDAQ OMX’s Global Select under the symbol MCRS.  Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties.  MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters, such as hurricanes and tsunamis; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of April 28, 2011.  MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8112 or at MICROS’s website at http://www.micros.com.

News
Release Date: April 28, 2011	Contact:	Peter J. Rogers, Jr. EVP Investor Relations 443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
Revenue:
Hardware	$49,901	$47,207	$142,008	$136,306
Software	31,075	29,525	92,043	84,716
Service	172,217	152,322	499,673	445,080
Total revenue	253,193	229,054	733,724	666,102

Cost of sales:
Hardware	31,827	29,999	93,135	88,415
Software	5,288	6,102	16,034	18,534
Service	74,675	68,608	219,299	193,933
Stock option expense	25	35	87	105
Total cost of sales	111,815	104,744	328,555	300,987

Gross margin	141,378	124,310	405,169	365,115

Selling, general and administrative expenses	71,739	66,085	202,282	195,496
Research and development expenses	11,649	10,342	33,116	30,770
Depreciation and amortization	3,548	4,674	11,911	12,835
Litigation reserve	0	0	3,000	0
Stock option expense	2,536	2,340	9,434	9,699
Total operating expenses	89,472	83,441	259,743	248,800

Income from operations	51,906	40,869	145,426	116,315
Non-operating income (expense):
Interest income, net	1,013	847	3,465	2,722
Interest expense - litigation reserve	-	-	(360)	-
Change in credit based impairment, net of realized loss on redemption	-	-	19	(387)
Other non-operating (expense) income, net	(337)	524	(732)	90
Total non-operating income, net	676	1,371	2,392	2,425

Income before taxes	52,582	42,240	147,818	118,740
Income tax provision	13,724	12,123	44,766	37,593
Net income	38,858	30,117	103,052	81,147
Less: Net income attributable to noncontrolling interest	(279)	81	(529)	(674)

Net Income attributable to MICROS Systems, Inc. (GAAP)	$38,579	$30,198	$102,523	$80,473

Net Income per diluted common share attributable to MICROS Systems, Inc.	$0.47	$0.37	$1.24	$0.99
Weighted-average number of shares outstanding - diluted	82,913	81,338	82,562	81,299

Reconciliation of GAAP Net Income and EPS attributable to MICROS Systems, Inc. to Non-GAAP Net Income and EPS attributable to MICROS Systems, Inc.
Net Income attributable to MICROS Systems, Inc.	$38,579	$30,198	$102,523	$80,473
Add back:
Stock option expense
Selling, general and administrative expenses	2,419	2,232	9,066	9,300
Research and development expenses	117	108	368	399
Cost of sales	25	35	87	105
	2,561	2,375	9,521	9,804
Litigation reserve, including accrued interest expense	-	-	3,360	-
Change in credit based impairment, net of realized loss on redemption	-	-	(19)	387
Total add back	2,561	2,375	12,862	10,191

Subtract tax effect on:
Stock option expense	802	817	3,457	3,222
Litigation reserve, including accrued interest expense	-	-	1,280	-
Non-GAAP Net Income attributable to MICROS Systems, Inc.	$40,338	$31,756	$110,648	$87,442

Non-GAAP Net Income per Diluted Common Share attributable to MICROS Systems, Inc.	$0.49	$0.39	$1.34	$1.08

We believe the inclusion of the above non-GAAP measure will be useful to investors because it will enhance the comparability of our current period results to prior periods' results without comparable charges. We also believe inclusion of this measure will enhance comparability of our results to results of our competitors and to the analysts’ forecasts because the analysts typically forecast excluding the effect of share-based payment charge and above one time charges, the non-GAAP measure. In addition, our management uses this measure to evaluate our operating performance and compare our results to our competitors. Management also uses this measure as a metric to measure performance under our executive compensation program.

The Company notes that non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Among the limitations on the use of the non-GAAP measure are the following:

-	The exclusion of non-GAAP items can have a significant impact on reported GAAP net income and diluted net income per share.
-	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than MICROS does, limitingthe usefulness of those measures for comparative purposes.

News
Release Date: April 28, 2011	Contact:	Peter J. Rogers, Jr. EVP Investor Relations 443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	March 31, 2011	June 30, 2010
ASSETS
Current assets:
Cash and cash equivalents and short-term investments	$749,182	$545,298
Accounts receivable, net	175,023	153,066
Inventory, net	35,674	35,103
Deferred income taxes	21,375	19,624
Prepaid expenses and other current assets	30,922	27,004
Total current assets	1,012,176	780,095

Long-term investments	53,564	59,884
Property, plant and equipment, net	27,754	27,349
Deferred income taxes, non-current	20,073	13,556
Goodwill	235,620	213,825
Intangible assets, net	19,297	19,590
Purchased and internally developed software costs, net	19,523	17,468
Other assets	7,273	6,524
Total Assets	$1,395,280	$1,138,291

LIABILITIES AND EQUITY
Current liabilities:
Bank lines of credit	$-	$1,442
Accounts payable	46,753	44,783
Accrued expenses and other current liabilities	149,683	135,469
Income taxes payable	5,759	5,856
Deferred revenue	163,206	124,498
Total current liabilities	365,401	312,048

Income taxes payable, non-current	26,009	22,737
Deferred income taxes, non-current	5,985	2,590
Other non-current liabilities	14,408	11,304
Total liabilities	411,803	348,679

Commitments and contingencies

Equity:
MICROS Systems, Inc. shareholders’ equity:
Common stock	2,027	2,001
Capital in excess of par	145,558	117,462
Retained earnings	792,303	689,750
Accumulated other comprehensive income (loss)	37,178	(25,833)
Total MICROS Systems, Inc. shareholders’ equity	977,066	783,380
Noncontrolling interest	6,411	6,232
Total Equity	983,477	789,612

Total Liabilities and Equity	$1,395,280	$1,138,291